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                                                                    EXHIBIT 99.1


                          CONSENT OF PROPOSED DIRECTOR


The undersigned hereby agrees to serve as a director of First Enterprise Financial Group, Inc. if elected and consents to the reference to him as a proposed director under the caption "Management" in the prospectus constituting part of First Enterprise Financial Group, Inc.'s registration statement on Form S-1 and all amendments thereto.



/s/ Joseph H. Stegmayer
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Joseph H. Stegmayer



May 28, 1996